SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2005

TS&B HOLDINGS INC.
Exact Name of Registrant Specified in Charter

Utah	333-74970	30-0123229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7380 Sand Lake Rd. Suite 500. Orlando, Florida 32819
(Address of Principal Executive Offices) (Zip Code)

(407)-649-8325
Registrant’s telephone number, including area code:

(Former Name or Former Address, if Changed Since Last Report)

TS&B HOLDINGS INC.

Item 2.2. Financial

TS&B Holdings Inc., having completed its due diligence regarding the investment into JJ Whispers has determined that it is not in the best interests of the Company to complete the proposed transaction. TS&B Holdings, Inc. and John Brown of JJ Whispers executed a mutual termination of its Investment Agreement of September 30, 2004. Said termination is without liability or expense to either party

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BY: /S/ Charles Giannetto —————————————— Charles Giannetto Corporate Secretary January 7, 2005